UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2007 (August 9, 2007)

ROCKETINFO, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26373	98-0196717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 West Coast Highway, Suite 210 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 548-0223

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2007, Philip Bode, Chief Executive Officer and member of the Board of Directors of RocketInfo, Inc., a Delaware corporation (the “Company”) provided written notice to the Company of his intention to voluntarily resign from the Company.  Mr. Bode’s employment and affiliation with the Company will end effective August 9, 2007.

Mr. Bode’s departure from the Company was at his own initiative and was not based on any disagreement with the Company’s management or board of directors on any matter, including those relating to the Company’s operations, policies or practices. The Company does not expect Mr. Bode’s departure to have a material impact on the Company’s operations.

Effective immediately, William Ganz will be the Chief Executive Officer and President of the Company. His employment agreement with the Company, dated as of July 26, 2007, is attached to this Current Report on Form 8-K as an exhibit.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement by and between the Company and William Ganz.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 13, 2007	ROCKETINFO, INC.

	By:	/s/ William Ganz
Name: William Ganz
Title: President & Chief Executive Officer